Exhibit 99.1

Press Release

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TIDEWATER INC. ● Pan-American Life Center ● 601 Poydras Street, Suite 1500 ● New Orleans, LA 70130 ● Telephone (504) 568-1010 ● Fax (504) 566-4582

Tidewater to Present at the J. P. Morgan Inaugural Energy Equity Conference

NEW ORLEANS, June 23, 2016 –Tidewater Inc. (NYSE: TDW) announced today that Quinn P. Fanning, Executive Vice President and Chief Financial Officer, and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the J. P. Morgan Inaugural Energy Equity Conference in New York, New York on Wednesday, June 29, 2016, at approximately 12:20 p.m. Eastern time.  The presentation will be available via real-time webcast at http://www.tdw.com.  Playback will be available on June 29, 2016, at approximately 1:20 p.m. Eastern time.  Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenters.

Tidewater is the leading provider of Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT:  Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE:  Tidewater Inc.